Exhibit 4f


                      COLONIAL GAS COMPANY
                  Third Supplemental Indenture
             dated as of December 15, 1995 to Second
          Amended and Restated First Mortgage Indenture


     The above Supplemental Indenture was filed for recordation in Massachusetts as follows:


Location                 Date           Reference

Secretary of the        _______         Document Nos.______
Commonwealth                            ______ and ______

Barnstable County       _______         Instrument No. ______
                                        Book ______ Page ______

Barnstable County,      _______         Document No. ______
 Land Registration                      Certificates of Title Nos.
                                        ______, ______ and ______


Middlesex County,       _______         Instrument No. ______
     North Division                     Book ______, Page ______

Middlesex County,       _______         Instrument No.______
    South Division                      Book ______, Page ______

Plymouth                _______         Instrument No.______
                                        Book ______, Page ______


 THIS SUPPLEMENTAL INDENTURE, dated as of December 15, 1995 (hereinafter referred to as this "Supplemental Indenture" or this "Instrument"), made and entered into by and between COLONIAL GAS COMPANY (formerly named "Lowell Gas Company"), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 40 Market Street, Lowell, Massachusetts (hereinafter referred to as the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, having its principal place of business at 100 Federal Street, Boston, Massachusetts, as Trustee (hereinafter referred to as the "Existing Trustee") under the Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First Supplemental Indenture dated as of June 15, 1992 and the Second Supplemental Indenture dated as of August 1, 1995 and amended as of October 12, 1995 (as so supplemented, the "Indenture"), which amends, restates and supplements the amended and Restated First Mortgage Indenture dated as of July 1, 1981 from the Company to State Street Bank and Trust Company, as supplemented by the First to Eighth Supplemental Indenture thereto, inclusive, which amended, restated and supplemented the First Mortgage Indenture and Deed of Trust dated as of June 1, 1951 from Lowell Gas Company to State Street Bank and Trust Company, as supplemented by the First to Twenty-Second Supplemental Indentures thereto, inclusive, and the Indenture of Trust and First Mortgage dated as of April 1, 1950 from Cape Cod Gas Company (which has been merged into and with the Company) to State Street Bank and Trust Company, as supplemented by the First to Twenty-Fifth Supplemental Indenture, thereto, inclusive.

     WHEREAS, the Existing Trustee has sold and transferred substantially all of its trust business and related assets to STATE STREET BANK AND TRUST COMPANY (the "Successor Trustee"), including its interests, rights and title as Trustee under the Indenture (the "Transfer");
and

     WHEREAS, Section 10.22 of the Indenture provides that any corporation to which "substantially all of the business and assets of the (existing) Trustee may be transferred" shall become a successor Trustee under the Indenture so long as such corporation is qualified to serve as Trustee under Sections 4.02 and 10.01 of the Indenture; and

     WHEREAS, the Successor Trustee has asserted that it is qualified to serve as Trustee under Sections 4.02 and 10.01 of the Indenture; and

     WHEREAS, the Company, the Existing Trustee and the Successor
Trustee seek to clarify and confirm that the Transfer has effectively empowered the Successor Trustee to act as trustee under the Indenture without publication or other provision of notice and without further action by the Company or the Bondholders appointing the Successor Trustee as Trustee.

     NOW THEREFORE, in consideration of the premises and understandings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Existing Trustee and the Successor
Trustee hereby state as follows:

     (1) The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 4.02 and
10.01 of the Indenture to be appointed successor Trustee, and hereby accepts its appointment as successor Trustee as aforesaid.

     (2) Pursuant to Section 12.01(d) of the Indenture, the Company, the Existing Trustee and the Successor Trustee each hereby acknowledge and agree that the Transfer permits the Successor Trustee to become Trustee under the Indenture without the Existing Trustee resigning under Section 10.17 of the Indenture or being removed under Section 10.18 of the Indenture and without the Successor Trustee being appointed by the Directors of the Company or the Bondholders under Section 10.19 of the Indenture.

     (3) Pursuant to Section 12.01(c) of the Indenture and in connection with the foregoing, the Existing Trustee does hereby confirm that effective as of the date hereof, it has GIVEN, GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERED AND SET OVER unto the Successor Trustee, its successors and assigns forever, all the rights and powers of the Trustee in and to the trust estate and all rights, powers, trusts, duties and obligations of the Trustee under the Indenture; and the Existing Trustee does hereby pay over, assign, and deliver to the Successor Trustee any and all money, if any, and property, if any, held by the Existing Trustee as Trustee. The Company for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee said estate, properties, rights, powers, trusts, duties and obligations, and at the request of the Successor Trustee, joins in the execution hereof.

     (4) Notwithstanding the Transfer, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Existing Trustee for the period of its trusteeship under the Indenture.

     (5)  Each of the Existing Trustee and the
Successor Trustee shall not be taken impliedly to waive by this Supplemental Indenture any right it would otherwise have. As provided in the Indenture, this Supplemental Indenture shall hereafter form a part of the Indenture.

     (6) Unless otherwise defined herein, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     (7) This Supplemental Indenture shall become void when the Indenture shall be void.

     (8) If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of
Section 318(c) of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

     (9) This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.


     (10) This Instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, COLONIAL GAS COMPANY has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, and THE FIRST NATIONAL BANK OF BOSTON has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, and STATE STREET BANK AND TRUST COMPANY has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, all as of the 15th day of December, 1995.

                                   COLONIAL GAS COMPANY

          [Seal]
                              				By  s/Dennis W. Carroll
                       		             Vice President


                              				By  s/Dennis W. Carroll
                                      Treasurer
Attest:

s/Timothy A. Clark


The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Middlesex                )



On this 15th_ day of December, 1995 before me personally appeared Dennis W. Carroll and Timothy A. Clark, to me personally known, who, being by me duly sworn, did say that they are the V.P. and Treasurer and Asst. Clerk, respectively, of Colonial Gas Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors; and the said Dennis W. Carroll and Timothy A. Clark, acknowledged said instrument to be the free act and deed of said corporation.


                                                       [Seal]

                                   /sSusan E. Mousseau
                                   Notary
                                   My Commission Expires: 4/3/98



                                   THE FIRST NATIONAL BANK OF
                                   BOSTON, as Existing Trustee



          [Seal]

	                              			By s/Carol A. Anthony
                                     Authorized Officer

Attest:

s/Cindy M. Beauolin



The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Middlesex                )



     On this 15th day of December, 1995 before me personally appeared Carol A. Anthony, to me personally known, who, being by me duly sworn, did say that he/she is an Authorized Officer of The First National Bank of Boston, that the seal affixed to the foregoing instrument is the corporate seal of said bank, and that said instrument was signed and sealed by him/her on behalf of said bank, by authority of its Board of Directors; and the said Carol A. Anthony, acknowledged said instrument to be the free act and deed of said bank, as existing trustee.


                                                        [Seal]


                                   s/Judith A. Mercurio
                                   Notary
                                   My Commission Expires: April 15, 1999




                                   STATE STREET BANK AND
                                   TRUST COMPANY, as Successor
              		                   Trustee


                               				By s/Jill Olsen
	                                     Authorized Officer

Attest:

s/Todd R. Di Nezza



The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Middlesex                 )


     On this 15th day of December, 1995 before me personally appeared Jill Olson, to me personally known, who, being by me duly sworn, did say that he/she is an Authorized Officer of State Street Bank and Trust Company, that the seal affixed to the foregoing instrument is the corporate seal of said trust company, and that said instrument was signed and sealed by him/her on behalf of said trust company, by authority of its Board of Directors; and the said Jill Olson, acknowledged said instrument to be the free act and deed of said trust company, as successor trustee.


                                                        [Seal]


                                   s/Cecil A. Gilbert
                                   Notary
                                   My Commission Expires: July 12, 2002



        [End of Exhibit 4f to Form S-3 of Colonial Gas Company]